American Mutual Fund
April 30, 2016
Because the electronic format for filing Form N-SAR does not provide adequate space for responding to
Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2 complete answers are as follows:
Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period
Share Class	Total Income Dividends (000's omitted)
Class A	$243,571
Class B	$296
Class C	$8,058
Class F-1	$14,343
Class F-2	$27,460
Total	$293,728
Class 529-A	$7,420
Class 529-B	$28
Class 529-C	$1,174
Class 529-E	$332
Class 529-F-1	$627
Class R-1	$477
Class R-2	$1,700
Class R-2E	$20
Class R-3	$5,516
Class R-4	$7,698
Class R-5	$3,019
Class R-5E*	$-
Class R-6	$72,756
Total	$100,767
Item 73 A1 and 73A2
Distributions per share for which record date passed during the period
Share Class	Dividends from Net Investment Income
Class A	$0.3900
Class B	$0.2400
Class C	$0.2500
Class F-1	$0.3800
Class F-2	$0.4200
Class 529-A	$0.3700
Class 529-B	$0.2100
Class 529-C	$0.2400
Class 529-E	$0.3300
Class 529-F-1	$0.4100
Class R-1	$0.2500
Class R-2	$0.2500
Class R-2E	$0.3700
Class R-3	$0.3300
Class R-4	$0.3800
Class R-5	$0.4300
Class R-5E	$0.4200
Class R-6	$0.4400
Item 74U1 and 74U2
Number of shares outstanding
Share Class	Shares Outstanding (000's omitted)
Class A	640,992
Class B	953
Class C	32,521
Class F-1	38,765
Class F-2	69,962
Total	783,193
Class 529-A	20,610
Class 529-B	106
Class 529-C	5,014
Class 529-E	1,024
Class 529-F-1	1,576
Class R-1	1,945
Class R-2	6,896
Class R-2E	105
Class R-3	16,849
Class R-4	17,923
Class R-5	7,505
Class R-5E*	-
Class R-6	176,033
Total	255,586
Item 74V1 and 74V2
Net asset value per share (to nearest cent)
Share Class	Net Asset Value Per Share
Class A	$35.39
Class B	$35.15
Class C	$34.93
Class F-1	$35.25
Class F-2	$35.39
Class 529-A	$35.32
Class 529-B	$35.28
Class 529-C	$35.12
Class 529-E	$35.19
Class 529-F-1	$35.37
Class R-1	$35.04
Class R-2	$35.01
Class R-2E	$35.30
Class R-3	$35.14
Class R-4	$35.28
Class R-5	$35.40
Class R-5E	$35.38
Class R-6	$35.41
*Amount less than one thousand.